Exhibit 10.3

August 3, 2023

Re: Amendment to Common Stock Purchase Warrants Issued November 9, 2022 with Exercise Price of $2.85 Per Share (the “November 2022 Warrants”)

Dear November 2022 Warrant Holder:

Reference is hereby made to the Registration Statement on Form S-1 (File No. 333-272879) (the “Registration Statement”) relating to the offering on or about the date hereof (the “Offering”) by Bio-Path Holdings, Inc., a Delaware corporation (the “Company”), of its common stock, par value $0.001 per share, and other securities of the Company as set forth in the Registration Statement (collectively, the “Securities”).

This letter confirms that, in consideration for the Holder’s participation in the Offering and purchase of Securities in the Offering (the “Purchase Commitment”), the Company and Holder hereby amend, effective as of the closing of the Offering, the November 2022 Warrant held by the Holder by reducing the Exercise Price (as defined therein) of the November 2022 Warrant to $0.7593 per share (the “Warrant Amendment”). The Warrant Amendment shall be subject to and effective upon the closing the Offering and the satisfaction of the other terms and conditions referenced below. All registered holders of November 2022 Warrants are being provided with the opportunity to amend their respective November 2022 Warrants on the same terms and conditions as set forth herein.

The Warrant Amendment is subject to the consummation of the Offering and the Holder’s satisfaction of the Purchase Commitment. In the event that either (i) the Offering is not consummated, or (ii) the Holder does not satisfy the Purchase Commitment, the Warrant Amendment with respect to the Holder’s November 2022 Warrant shall be null and void and the provisions of the November 2022 Warrant in effect prior to the date hereof shall remain in effect.

Except as expressly set forth herein, the terms and provisions of the November 2022 Warrant shall remain in full force and effect after the execution of this letter and shall not be in any way changed, modified or superseded except by the terms set forth herein.

From and after the effectiveness of the Warrant Amendment, the Company agrees to promptly deliver to the Holder, upon request, an amended November 2022 Warrant that reflects the Warrant Amendment in exchange for the surrender for cancellation of the Holder’s November 2022 Warrant to be amended as provided herein. Further, the Company agrees to file a prospectus supplement to the Registration Statement on Form S-1 (File No. 333-269045), which registers the resale of the shares underlying the November 2022 Warrants, in connection with the Warrant Amendment by the closing of the Offering.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BIO-PATH HOLDINGS, INC.

By:
Name:	Peter H. Nielsen
Title:	President and Chief Executive Officer

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

[Signature Page to Warrant Amendment Letter Agreement]